Exhibit 5.2

Unit 2901, 29F, Tower C Beijing Yintai Centre No. 2 Jianguomenwai Avenue Chaoyang District, Beijing 100022 People’s Republic of China Phone: 86-10-6529-8300 Fax: 86-10-6529-8399 Website: www.wsgr.com	中国北京市朝阳区建国门外大街2号 银泰中心写字楼C座29层2901室 邮政编码: 100022 电话: 86-10-6529-8300 传真: 86-10-6529-8399 网站: www.wsgr.com

AirNet Technology Inc.

Suite 301

No. 26 Dongzhimenwai Street

Chaoyang District, Beijing 100027

The People’s Republic of China

Re:     Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to AirNet Technology Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), in connection with the filing of a registration statement on Form F-3 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of an aggregate offering price of up to US$200,000,000, or the equivalent thereof, of (a) ordinary shares of the Company, par value US$0.04 per share (the “Shares”); (b) American depositary shares, each representing one Share (the “ADSs”); (c) preferred shares, par value US$0.04 per share (the “Preferred Shares”); (d) debt securities, which may be secured or unsecured, in one or more series (the “Debt Securities”); (e) warrants to purchase Shares, ADSs, Preferred Shares or Debt Securities (the “Warrants”); and (f) units consisting of two or more securities described above in any combination (the “Units”). The Registration Statement also relates to the proposed resale by the selling shareholders identified therein of 4,572,788 Shares (the “Resale Shares”) (the Shares, the ADSs, the Preferred Shares, the Debt Securities, the Warrants, the Units and the Resale Shares are collectively referred to herein as the “Securities”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed as an exhibit to a Form 6-K, which will be incorporated by reference into the Registration Statement and be a part thereof from the date on which such Form 6-K is furnished. The Debt Securities are to be issued pursuant to a debt securities indenture (the “Indenture”), a form of which has been filed as an exhibit to the Registration Statement and is to be entered into between the Company and a trustee to be named in a Prospectus Supplement to the Registration Statement (the “Trustee”). The Indenture may be supplemented in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the authentic originals of such documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the certificates representing the Securities will be duly executed and delivered, (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (vii) a Prospectus Supplement will have been filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby; (viii) the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (x) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

Wilson Sonsini Goodrich & Rosati, Professional Corporation

威尔逊 · 桑西尼 · 古奇 · 罗沙迪律师事务所

austin beijing boston BOULDER brussels hong kong london los angeles new york palo alto
SALT LAKE CITY san diego san francisco seattle shanghai washington, dc wilmington, de

AirNet Technology Inc.

May 10, 2024

In rendering the opinions set forth below, we have also relied on the opinion of Maples and Calder (Hong Kong) LLP, the Company’s Cayman Islands legal counsel, being filed as an exhibit to the Registration Statement, that the Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

We express no opinion as to any matter relating to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the federal securities laws of the United States of America.

Our opinion below is qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to Debt Securities to be issued under the Indenture, when: (a) the Trustee is qualified to act as Trustee under the Indenture and the Company has filed a Form T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the board of directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, then the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to the Warrants, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement, as applicable, duly authorized, executed and delivered by the Company and a warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

AirNet Technology Inc.

May 10, 2024

3. With respect to the Units, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units (including any Securities underlying the Units) and related matters; and (b) the Units (including any Securities underlying the Units) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, or similar agreement duly authorized, executed and delivered by the Company and any applicable unit or other agents, and the certificates for the Units (including any Securities underlying the Units) have been duly executed and delivered by the Company and any applicable unit or other agents, then the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Sections 7 and 11 of the Securities Act or the rules and regulations of the Commission thereunder.

*          *         *

This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be relied upon for any other purpose. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may arise or be brought to our attention after the date of this opinion letter that may alter, affect or modify the opinions or statements expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation
Wilson Sonsini Goodrich & Rosati, Professional Corporation